POWER OF ATTORNEY


  Each of the undersigned directors and/or officers of Scott's Liquid Gold-Inc. (the "Company") hereby authorizes Mark E. Goldstein, Carolyn J. Anderson and Barry Shepard, and each of them, as their true and lawful attorneys-in-fact and agents (1) to sign in the name of the undersigned and file with the Securities and Exchange Commission the Company's annual report on Form 10-K, for the fiscal year ended December 31, 1995, and any amendments to such annual report; and (2) to take any and all actions necessary or required in connection with such annual report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Signature                    Title                        Date


/s/  Jerome J. Goldstein      Director and Chairman of
                              the Board                    2/27/96
     Jerome J. Goldstein


/s/  Mark E. Goldstein        Director, President and      2/27/96
     Mark E. Goldstein         Chief Executive Officer

/s/  Carolyn J. Anderson     Director, Executive Vice
                             President                     2/27/96
     Carolyn J. Anderson     Chief Operating Officer and
                             Corporate Secretary

/s/  Barry Shepard           Director, Treasurer and
                             Chief                        2/27/96
     Barry Shepard           Financial Officer

/s/  Dennis H. Field         Director                     2/27/96
     Dennis H. Field

/s/  James F. Keane          Director                     2/27/96
     James F. Keane

/s/  Michael J. Sheets       Director                      2/27/96
     Michael J. Sheets